UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTERYX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 15, 2019
Supplement to Definitive Proxy Statement Relating to 2019 Annual Meeting of Stockholders
This proxy statement supplement, dated April 15, 2019, supplements the definitive proxy statement (the “Proxy Statement”) of Alteryx, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2019 relating to the annual meeting of stockholders of the Company to be held at 12303 Airport Way, Suite 250, Broomfield, Colorado 80021 on Wednesday, May 22, 2019 at 8:00 a.m. Mountain Time.
The purpose of this supplement is to correct an error in the beneficial ownership table included on pages 20 through 23 of the Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management,” which inadvertently reported that entities affiliated with ICONIQ Capital (“ICONIQ”) held shares of the Company’s Class B common stock. Based upon the Schedule 13D/A filed with the SEC on March 21, 2019, ICONIQ converted its shares of Class B common stock and effected certain distributions, which resulted in ICONIQ holding 1,819,870 shares of Class A common stock and no shares of Class B common stock. Therefore, as of March 31, 2019, ICONIQ did not hold more than 5% of the Company’s outstanding shares of Class A common stock or Class B common stock and should have been omitted from the beneficial ownership table.
Except for the information regarding entities affiliated with ICONIQ, all information set forth in the Proxy Statement remains unchanged.